SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                                  FORM 8-K
                          CURRENT REPORT Pursuant
                         to Section 13 OR 15(d) of
                    The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2002
                                                 (October 1, 2002)

                          Trinity Companies, Inc.
           (Exact Name of Registrant as Specified in Its Charter)

                                    Utah
               (State of Other Jurisdiction of Incorporation)

     0-8924                                                 73-0981865
(Commission File Number)                  (IRS Employer Identification No.)

     2526 Durant Avenue
     Berkeley, California                                           94704
(Address of Principal Executive Offices)                         (Zip Code)

                               (510) 540-9300
            (Registrant's Telephone Number, Including Zip Code)
       (Former Name or Former Address, if Changed Since Last Report)



Item 1.     Changes in Control of Registrant

     Change in Control Transactions
     ------------------------------

Pursuant to a series of related transactions which closed on October 1, 2002, Trinity Companies, Inc. (the "Company") issued 3,000,000 restricted shares of its common stock, issued US$1,000,000 in convertible promissory notes and assumed US$217,703 in indebtedness to acquire Competency Based Learning, Inc., a California corporation ("CBL-CAL") and two related Australian companies, Competency Based Learning, Pty. Ltd. ACN 084 763 780 ("CBL-AU") and ACN 082 126 501 Pty. Ltd. ("ACN"). The transactions (collectively referred to as the "CBL Transactions") were effected through the Company's wholly-owned subsidiary, CBL Acquisition Corp., a Utah corporation, which merged with CBL-CAL and acquired all of the issued and outstanding stock of CBL-AU and ACN. CBL Acquisition Corp., which changed its name to CBL Global Corp. effective October 10, 2002, and hereinafter referred to as "CBL Global" is now the operating subsidiary of the Company.

Contemporaneous with the CBL Transactions, the Company also issued an aggregate of 1,200,000 restricted shares of its common stock to the Company's three directors in consideration for past services valued at $27,500 (the "Directors' Purchases").

As a result of the CBL Transactions, which are described in greater detail under Item 2 below, the Directors' Purchases and the Consultant Settlements described below, the Company now has 5,319,744 shares of common stock outstanding, of which approximately 56.4% are owned by Messrs. Brian Patrick Kennedy and Robert Stephen Scammell, the former shareholders of CBL-CAL and the related South Australian companies, and 22.6% are owned by the directors of the Company. The number of shares and percentage of the Company's voting securities now held by each officer, director and 5% or greater shareholder following the transactions is reported in Item 2 below.

     Additional Transactions
     -----------------------
Concurrent with the CBL Transactions, the Company also (i) issued an aggregate of 1,070,000 restricted shares of its common stock valued in the aggregate at $26,750 to eight unrelated individuals and entities in settlement of outstanding amounts due such persons for services rendered the Company (the "Consultant Settlements"), (ii) issued promissory notes to certain individuals and entities for a total principal amount of $500,000 ("Bridge Financing Amount"), which notes ("Bridge Financing Notes") are convertible under certain conditions into shares of the Company's common stock, and (iii) in connection with the issuance of the Bridge Financing Notes, issued warrants ("Bridge Financing Warrants") to the holders of the Notes to purchase additional shares of the Company's common stock. Of the Bridge Financing Amount, $55,000 was advanced by Kings Peak Advisors, LLC, a private company whose principals are Edward Mooney, Douglas Cole and Theodore Swindells. Messrs. Mooney and Cole are officers and directors of the Company.

     Both the Bridge Financing Notes and the Bridge Financing Warrants were issued in exchange for various amounts advanced to the Company by the respective holders during the period June to September 2002 and pursuant to the terms of a Note and Warrant Purchase Agreement entered into effective August 20, 2002 between the Company and the various holders of such Notes and Warrants. The Bridge Financing Notes bear interest at a rate of nine percent per annum and are due two years from the date of the respective notes, unless automatically converted upon the closing by the Company of an equity financing consisting of at least 500,000 shares of the Company's common stock. If so converted, the principal and accrued interest on the respective notes ("note amount") will be converted into that number of shares of common stock of the Company that equals the note amount divided by 80% of the price per share paid by purchasers of common stock in the equity financing.

The Bridge Financing Warrants are exercisable for a period of two years at a price of $0.025 per share, and contain a net issuance provision whereby the holders may elect a cashless exercise of such warrants based on the fair market value of the Company's common stock at the time of conversion.

Item 2.     Acquisition or Disposition of Assets

     Merger of CBL-CAL into CBL Global
     ---------------------------------

Pursuant to an Agreement and Plan of Reorganization dated October 1, 2002 by and among the Company, CBL-CAL and CBL Global (the "Merger Agreement") and Articles of Merger effective October 2, 2002, CBL-CAL merged with and into CBL Global. The sole shareholder of CBL-CAL, Robert Stephen Scammell, was issued 1,455,000 restricted shares of the Company's common stock (the "Merger Shares") and a convertible promissory note in the principal amount of $485,000 in exchange for 1,000 shares held by him in CBL-CAL. Of the Merger Shares, 500,000 shares (the "Merger Escrow Shares") will be deposited in escrow as collateral for the indemnification provisions contained in the Merger Agreement. The Merger Escrow Shares may be released from escrow on or after October 1, 2003 provided the Company has not made a claim against Mr. Scammell pursuant to the indemnification provisions of the Merger Agreement.

The principal amount of the convertible promissory note issued by CBL Global to Mr. Scammell, along with accrued interest thereon at the rate of seven percent (7%) per annum, is due on the earlier of September 1, 2004 and the date upon which the Company closes an equity financing, the net proceeds of which, together with the net proceeds of all equity financings conducted by the Company after October 1, 2002, equal or exceed US$10,000,000. The promissory note is secured by various security
agreements.   (See below under "Acquisition of CBL-AU and ACN.")  Any or all of the outstanding principal amount of the note, along with accrued interest thereon, is convertible at Mr. Scammell's option into shares of the Company's common stock at a conversion price of $2.00 per share.

CBL Global also agreed to assume indebtedness of CBL-CAL to Mr. Scammell in the aggregate amount of US$106,209.84 and to repay such indebtedness, along with accrued interest thereon, by the earlier of September 1, 2003 and the date upon which the Company closes an equity financing, the net proceeds of which, together with the net proceeds of all equity financings conducted by
the Company after October 1, 2002, equal or exceed US$3,000,000.   This
indebtedness and the repayment terms were incorporated into a promissory note issued by CBL Global on October 1, 2002 to Mr. Scammel. The note provides for interest to accrue on the unpaid principal amount of the indebtedness at the rate of seven percent (7%) per annum and provides for the repayment of the indebtedness to be secured by various security agreements. (See below under "Acquisition of CBL-AU and ACN.")

The Merger Agreement provided that Mr. Scammell and Brian Kennedy would join the board of directors of CBL Global following the merger. In addition, Mr. Scammell entered into an employment agreement with CBL Global to serve as that company's president. The employment agreement has a term of two years and provides for an annual base salary for Mr. Scammell of US$120,000, with a possibility of an additional annual bonus based on revenues of CBL Global and its subsidiaries.

The terms of the Merger Agreement also require the Company to use commercially reasonable efforts to close one or more equity financings resulting in net proceeds to the Company of between US$1.0 million and US$3.0 million and to contribute not less than US$1.5 million of such proceeds to CBL Global as working capital. Until such time as the Company has raised an aggregate of US$3.5 million in gross proceeds through debt and/or equity financings, the Company has agreed that the Merger Shares shall represent at least 10% of the Company's outstanding capital stock on a fully-diluted basis, which basis is defined to include outstanding stock, shares issuable upon the conversion of any debt instrument and shares issuable upon the exercise of all outstanding warrants. In the event the number of Merger Shares falls below this 10% threshold due to future issuance of additional securities, the Company has agreed to issue such number of shares of common stock to Mr. Scammell as may be necessary to restore his share position to the 10% threshold.

     Acquisition of CBL-AU and ACN
     -----------------------------
Pursuant to a Securities Purchase Agreement entered into as of October 1, 2002 between CBL Global and Brian Kennedy (the "CBL-AU Agreement"), CBL Global acquired all of the issued and outstanding stock of CBL-AU in exchange for the issuance by the Company of 1,545,000 restricted shares of the Company's common stock (the "Acquisition Shares") and the issuance by CBL Global of a convertible promissory note in the principal amount of US$515,000. As of the same date, CBL-AU also acquired all of the issued and outstanding shares of ACN from Mr. Kennedy and Mr. Scammell for nominal consideration. Of the Acquisition Shares, 500,000 shares (the "Acquisition Escrow Shares") will be deposited in escrow as collateral for the indemnification provisions contained in the CBL-AU Agreement. The Acquisition Escrow Shares may be released from escrow on or after October 1, 2003 provided the Company, through CBL Global, has not made a claim against Mr. Kennedy pursuant to the indemnification provisions of the CBL-AU Agreement.

The principal amount of the convertible promissory note issued by CBL Global to Mr. Kennedy, along with accrued interest thereon at the rate of seven percent (7%) per annum, is due on the earlier of September 1, 2004 and the date upon which the Company closes an equity financing, the net proceeds of which, together with the net proceeds of all equity financings conducted by the Company after August 26, 2002, equal or exceed US$10,000,000. The promissory note is secured by various security agreements, described below. Any or all of the outstanding principal amount of the note, along with accrued interest thereon, is convertible at Mr. Kennedy's option into shares of the Company's common stock at a conversion price of $2.00 per share.

CBL Global also agreed to assume indebtedness of CBL-AU to Messrs. Kennedy and Scammell, both of whom were directors of CBL-AU, in the aggregate amount of US$111,493.68 (AUD$205,102.41). Of this amount, US$91,869.28
(AUD$169,001.61) was owed to Mr. Kennedy and US$19,628.39 (AUD$36,100.80)
was owed to Mr. Scammell. CBL Global has agreed to repay this indebtedness, along with accrued interest thereon, by the earlier of September 1, 2003 and the date upon which the Company closes an equity financing, the net proceeds of which, together with the net proceeds of all equity financings conducted by the Company after October 1, 2002, equal or exceed
US$3,000,000.   The indebtedness and the repayment terms were incorporated into promissory notes issued by CBL Global on October 1, 2002 to each of Messrs. Kennedy and Scammell. The notes provides for interest to accrue on the unpaid principal amount of the indebtedness at the rate of seven percent (7%) per annum and provide for the repayment of the indebtedness to be secured by various security agreements, described below.

In connection with the transactions contemplated by the CBL-AU Agreement, CBL Global has also entered into an employment agreement with Mr. Kennedy whereby he will serve as chief executive officer of CBL Global. The employment agreement has a term of two years and provides for an annual base salary for Mr. Kennedy of US $120,000, with a possibility of an additional annual bonus based on revenues of CBL Global and its subsidiaries. The CBL-AU Agreement also provides that, during the term of Mr. Kennedy's employment agreement and so long as any principal or interest remain outstanding under the above-described convertible promissory note, Mr. Kennedy and Mr. Scammell will serve on the board of directors of CBL Global, and such board will not have more than five members unless Messrs. Kennedy and Scammell agree to increasing the size of the board.

The terms of the CBL-AU Agreement also require the Company to use commercially reasonable efforts to close one or more equity financings resulting in net proceeds to the Company of between US $1.0 million and US $3.0 million and to contribute not less than US $1.5 million of such proceeds to CBL Global as working capital. Until such time as the Company has raised an aggregate of US $3.5 million in gross proceeds through debt and/or equity financings, the Company has agreed that the Acquisition Shares shall represent at least 10% of the Company's outstanding capital stock on a fully-diluted basis, which basis is defined to include outstanding stock, shares issuable upon the conversion of any debt instrument and shares issuable upon the exercise of all outstanding warrants. In the event the number of Acquisition Shares falls below this 10% threshold due to future issuance of additional securities, the Company has agreed to issue such number of shares of common stock to Mr. Kennedy as may be necessary to restore his share position to the 10% threshold.

In order to secure their respective obligations pursuant to the above-described convertible promissory notes and notes issued in respect of indebtedness assumed as part of the CBL Transactions, the Company and CBL Global have entered into various security agreements with Messrs. Scammell and Kennedy. Pursuant to a Security Agreement made as of October 1, 2002, SBL has granted a security interest in all of its existing and future general intangibles, accounts receivable, inventory, equipment and other assets, and the Company has pledged its CBL Global shares to Mr. Scammell and Mr. Kennedy. In addition, CBL-AU and ACN have entered into similar agreements, guaranteeing the obligations of the Company and CBL Global pursuant to the CBL Transactions and granting a security interest in the assets of the two Australian companies to Messrs. Scammell and Kennedy.

     THE FOLLOWING DESCRIPTION OF THE BUSINESS OF CBL GLOBAL CONTAINS FORWARD-LOOKING STATEMENTS. THESE STATEMENTS RELATE TO FUTURE EVENTS OR OUR FUTURE FINANCIAL PERFORMANCE. IN SOME CASES, YOU CAN IDENTIFY FORWARD-LOOKING STATEMENTS BY TERMINOLOGY SUCH AS MAY, WILL, SHOULD, EXPECT, PLAN, INTEND, ANTICIPATE, BELIEVE, ESTIMATE, PREDICT, POTENTIAL OR CONTINUE, THE NEGATIVE OF SUCH TERMS OR OTHER COMPARABLE TERMINOLOGY. THESE STATEMENTS ARE ONLY PREDICTIONS. ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY. IN EVALUATING THESE STATEMENTS, YOU SHOULD SPECIFICALLY CONSIDER VARIOUS FACTORS, INCLUDING THE RISKS OUTLINED BELOW. THESE FACTORS MAY CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY FORWARD-LOOKING STATEMENT.

     ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS REFLECTED IN THE FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CANNOT GUARANTEE FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS. MOREOVER, NEITHER WE NOR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR THE ACCURACY AND COMPLETENESS OF THE FORWARD-LOOKING STATEMENTS. WE ARE UNDER NO DUTY TO UPDATE ANY OF THE FORWARD-LOOKING STATEMENTS AFTER THE DATE OF THIS CURRENT REPORT TO CONFORM SUCH STATEMENTS TO ACTUAL RESULTS OR TO CHANGES IN OUR EXPECTATIONS.

     Business of CBL Global
     ----------------------
     General

CBL Global's proprietary Web-enabled CBL System (R) of workplace knowledge and skills development has been developed to transform traditional training approaches in large-scale, high-employment industries worldwide. Developed over a ten-year period, the CBL System (R) enables companies to build, measure and track employee competency within single sites or across multiple operations around the world. Over the past decade, in many countries and in distinct local cultures, the CBL System (R) has field-proven its ability to increase employees' speed-to-performance and to deliver high returns on investment in the form of measurable, sustainable improvements in safety, productivity and profitability. To date, over 3,500 end-users have completed a total of approximately 10,000 CBL Global learning modules.

The initial market focus for CBL Global has been the global mining industry. As a result of this focus, CBL Global owns and markets a comprehensive suite of workplace learning guides for mining and related industries. Fully digitized in several languages and Web-accessible, CBL System (R) learning guides are customizable to the needs and circumstances of individual client operations regardless of physical, process or regulatory environment. A unique feature of the CBL System (R) is its utilization of clients' own employees as mentors and competency verifiers, allowing managers and end-user employees to take "ownership" of the outcomes of CBL-enabled learning and training.

The second immediate market focus for CBL Global Corp. is the world's power generation and distribution industry. The cross-industry scalability of the CBL System (R) is evident in its adoption by an electrical power station builder and operator, for which CBL has developed a suite of workplace learning guides for the management and operation of its 18 coal and gas fired power stations in countries including the United States, Mexico, Colombia, Brazil, United Kingdom, Turkey, Egypt, China, Philippines and Australia.

     The Global Market for Technology-Enabled Learning, Training, and Accreditation

The global technology-enabled learning market, including
e-learning, training, information technology (IT) training, business skills, etc. is difficult to quantify. International Data Corporation ("IDC") estimates that the worldwide market for IT education and training alone will grow to over US$28 billion by 2006 from $21 billion in 2002, representing a CAGR of over 7 percent. For the United States alone, IDC estimates that IT education and training will grow to over US$13 billion by
2006 from just over $9 billion in 2002.   Of this, it is expected that
approximately 30 percent will be provided through an "e-learning" format rather than an "instructor led format." These figures suggest a large and growing market for workplace learning into the near future. In addition to IT education, IDC estimates for the U.S. a total market of over US$ 18 billion for "business skills" training. Significantly, US "e-learning" format business skills training is expected to reach nearly $6 billion by 2006. According to IDC, e-learning (e.g. technology-enabled) format business skills training is anticipated to grow at a CAGR of 49% through 2006.

IDC estimates that approximately 30 percent of U.S companies will incorporate e-learning into their overall training and workplace education programs by 2006. A study by IDC and Online Learning Magazine, found that among companies that had commenced using e-learning for a portion of their employee training between 1 and 2 years ago, e-learning represented over 25 percent of total training. For companies that have been using e-learning for 3 to 4 years, IDC found that e-learning represented over 40 percent of total training. Overall, IDC estimates growth in the global e-learning market of approximately 20 percent per year for the next several years.

     The CBL System (R)

Brian Kennedy commenced development of the CBL System (R) in 1991 while he was employed at BHP's Australian coal operations. Mr. Kennedy developed enterprise competency standards across a wide range of mining industry functions in consultation with hundreds of subject experts from around the world. Related learning units were then validated, grouped into logical categories, and nationally accredited in Australia. Recognizing that global companies require globally-applicable skills development and knowledge management frameworks that are rigorous and consistent yet flexible enough to meet cultural and business needs, Mr. Kennedy sought, and in 1995 achieved, international accreditation for this workplace learning program. In 1995, he brokered an agreement between BHP and a UK-based vocational learning agency to accredit the program for BHP operations worldwide. In 1998, Mr. Kennedy incorporated the CBL company and then negotiated with BHP to have the entire CBL learning system outsourced to the CBL Company, including formal legal acknowledgement by BHP that the CBL Company was granted full and sole rights to the CBL System (R) concept and associated materials. It is estimated that the total investment to develop the CBL System (R) to its present functionality and marketability has been over US$ 9 million (the majority spent by and within BHP prior to the spin-off to CBL).

Distinctive features of the CBL System (R) are:

     - comprehensive, customizable, best practice learning content that is fully digitized for web accessibility in multiple languages;

     - an original knowledge transfer methodology that utilizes networking, collaboration and "on-the-job learning-by-doing," in keeping with contemporary educational best practice to ensure verified learning outcomes; and

     -    rigorous, consistent global certification of learning outcomes.

Over the past five years, CBL Global has developed what we believe to be the world's most comprehensive suite of generic learning guides for mining and related industries, confirmed by customer and prospective customer feed-back following their independent due diligence and research of other workplace learning programs.

Although the CBL System (R) was developed for applications in the mining industry, its underlying principles hold for any industry, workplace or learning organization environment. Many existing CBL learning units can be applied unchanged or with minor modifications to other extractive and process manufacturing industries, while new learning units can be produced quickly and inexpensively for additional industries or workplace applications.

An important aspect of our approach is our belief in the primacy of "local" learning, i.e., that all true learning is done locally in a community of practice that provides learning context. This context differs by site and by culture. Since our client companies appoint their own competency verifiers at each site, these local verifiers can make judgments free of unconscious cultural bias that otherwise could be imbedded in learning programs created and administered from a distance.

Our programs focus on "learning" rather than "training." We believe in flexible delivery methods, recognizing that not all people learn in the same way. Our programs accommodate at least two learning styles: independent study and small group learning. In fact, most effective learning programs such as ours integrate two or more types of knowledge delivery in an overall course of study. We also enable all companies to become learning organizations by promoting mentoring, collaboration, and learning-by-doing.

CBL Global's strategy is to provide customers with a turn-key training solution based on an effective blend of content, technology, and service. We have developed what we believe to be a very systematic model for implementing our learning programs for a client company. To date, over 10,000 CBL certificates have been earned and awarded in countries around the world. Our credentials are recognized for cross-credit by academic institutions in the United States, Canada, the United Kingdom, Europe,
Chile and South Africa.   We are in discussions with educational
institutions and other third-party accreditation organizations in the United States and Canada with regard to expanding the breadth and reach of our certifications. In addition, we believe that in the future we may ourselves become an accreditation body for other providers of learning programs that meet our rigorous standards and that seek to have their certifications authenticated and their results maintained in our cross-
border, global skills database.   Our rigorous, consistent global
certification verifies employee competency to specified standards anywhere in the world.

     Existing Marketing and Customer Base

CBL's initial marketing strategy was based on these fundamentals:

     - Target Australian and international mining industry where principals had a track record of success and strong customer contacts;
     - Identify largest mining companies, both financially and by size of workforce Secure master contracts;
     - Leverage relationships with clients to secure contracts with other mining companies;
     - Use success with mining company clients to identify and seize opportunities in other industries such as oil and gas refining and power generation.

As of September, 2002, CBL Global is providing the CBL System to firms that are primarily engaged in the mining, refining and electrical power generation industries in the following countries: South Africa, Zambia, Australia, Uzbekistan, Chile, China, Egypt, Mexico, Turkey, the United Kingdom, the United States and Papau New Guinea. We estimate that the total potential number of end-users represented by these companies (i.e., employees who can potentially be required to complete one or more CBL Group learning modules over the life of these contracts) is approximately 50,000.

In addition, CBL Global is in advanced discussions with additional major mining companies in countries including the United States, Australia, Peru, Chile, Brazil, Papua New Guinea, and Argentina, and has commenced sales or business development initiatives in Canada and the Asia- Pacific region.

CBL Global is also developing, both independently and through strategic alliances, additional workplace learning suites with what we believe to be large potential market applications, including programs in environmental management and HIV-AIDS awareness.

CBL Global seeks to gain market entry over the next three years in multiple vertical industries, including but not limited to the following targeted industry segments:

     -    Mining & Quarrying
     -    Metals Processing
     -    Mobile Equipment Operation
     -    Power Generation
     -    Construction
     -    Oil & Gas Extraction, Refining and Distribution
     -    Agribusiness

We currently anticipate pursuing market entry in these and other industry segments through a combination of (a) acquisition and consolidation of additional operating companies with compatible learning systems and existing customer contracts in these industries, (b) the recruitment of additional sales and business development professionals with senior, pre-existing customer relationships, and (c) strategic alliances and joint ventures with educational institutions, training and learning enterprises, industry consortia, and other key partners.

     Revenue Streams

CBL Global Corp. generates revenues from consulting fees, licensing fees and certification fees. We believe that all of these revenue streams can potentially provide recurring revenue based on long-term contracts, the completion and certification of multiple learning modules per employee per year, the need for continual and additional training, and, in many cases, requirements for annual re-certification.

Our pricing model is based on consulting fees at the commencement of contracts in order to cover costs of the design for new learning modules, with the bulk of customer billing occurring as modules are developed and certificates are completed by end-user employees, based on pre-arranged licensing and certification fees.

     Geographic Operational Overview

CBL Global Corp. currently has operational, administrative or sales offices in Australia, North America, Latin America and Africa, as follows:

     -    CBL Global Service Center   Australia.   At this facility, CBL
          Global performs the majority of its instructional design, learning module development, learning consultations, certification database management, Internet/Web communication management, management information systems, quality assurance, human resource administration, and Asia-Pacific business development. The Global Service Center staff includes Brian Kennedy, President of CBL Global Corp., and approximately eight learning, MIS and quality assurance professionals.

     -    Sales and Business Development Office   United States.  CBL
          Global's North American headquarters is co-located with the Trinity Companies, Inc. corporate administrative offices in Berkeley, California, near the campus of the University of
          California   Berkeley.  R. Stephen Scammel, Executive Vice
          President   Sales, Marketing and Business Development, and
          Richard Donat, Vice President   Sales and Marketing are located
          in this office.

     - International Faculty and Advisors. CBL Global benefits from strong relationships with academic leaders in education, educational technology and research, workplace learning, and adult basic education. These include Professor Alan Chadwick (University of Surrey, United Kingdom); Professor Charles Oaklief (Kansas State University, United States); and Professor Emeritus Brian Hansford (Queensland University of Technology, Brisbane, Australia).

     - Regional Sales and Business Development Representation: Over the past two years, CBL Global has sought to expand its sales and marketing through the establishment of global sales offices and through relationships in markets where there is strong demand for our mining industry curriculum, including Canada and various countries in Latin America and Africa. In addition, we are currently in discussions with potential licensees, representatives and sales agents in the United States, Latin America, South Africa, China, Malaysia, Canada, Europe and the Middle East.

     Competition

The competitive market for corporate training and workplace learning is fragmented by geography, curricula, and target segment of the workforce. Although there are many companies that provide training services, we believe CBL Global derives competitive advantages from our ability to provide our service worldwide, throughout the employment pyramid, and at a lower cost than traditional training approaches. Our competitors tend to focus on executive and managerial-level executives and managers, focus on "soft skills," and rely on technology-applications and devices that are expensive, inflexible and ineffective in transferring knowledge.

Most of our competition in a general sense comes from local training companies. These are usually small organizations that provide classroom training. They tend to deal with generic subjects like occupational health and safety and to stay away from direct operational training except in some specialized areas. Larger organizations also provide site training for operations. Many of our competitors send training specialists to sites to conduct classroom training. The associated costs they incur for travel, accommodation and daily rates for trainers require higher prices to customers. By contrast, we believe CBL is a low-cost, high quality provider that can deliver superior value for our customers.

While familiar e-learning companies may be seen to be our competition in the Learning Systems Provider segment, their programs are generally self-contained, they do not have the learning-by-doing using actual work in the real workplace approach used by CBL Global, and they generally lack learning facilitation using available on-site expertise. They also lack the CBL System (R)'s capacity to verify the competency of learners on the job, doing the actual work required.

We anticipate that resistance to the CBL System (R) may come from potential clients' internal trainers, who may see outsourcing as a threat to their own job security. We will seek to overcome this by carefully focusing our strategy for new customer contact on senior operations, human resources, and financial executives and by shaping the value proposition for internal
training functions   namely, the CBL System (R)'s capacity to transform the
role of internal trainers from tactical to strategic. Since CBL is not a "training company," we believe we can enhance the role of internal trainers by providing a proven, integrated set of learning tools that should provide measurable results and increase both the actual effectiveness and the perceived corporate value of the internal training departments.

     Intellectual Property

CBL recognizes the importance of protecting its intellectual property in the CBL brand, CBL System (R) curriculum and related CBL System (R) materials. Registration of the CBL System(R) trademark is pending in the United States and steps will be taken to protect our brands and marks in other countries. All CBL System(R) materials are copyrighted. We rely on a combination of copyright and trademark laws, confidentiality provisions and other contractual provisions to protect our intellectual property rights. We understand that these do not present an insuperable barrier against infringement, especially when we conduct business in countries that have poorly developed or inadequately enforced intellectual property laws. But we believe that, in addition to protection afforded by the law against infringement of CBL's intellectual property rights, there are practical barriers to competitive entry to CBL's business. One is the size and reputation of CBL's target clients. These tend to be large established companies with a lot to lose by dealing with competitors of CBL who may attempt to enter the marketplace a plagiarized or adapted product.

     Officers of CBL Global

Mr. Brian Kennedy and Mr. R. Stephen Scammell, the former shareholders of CBL-CAL and its related Australian companies, now serve as the President and Executive Vice-President, respectively of CBL Global, which has entered into an employment agreement with each of these individuals. Each agreement has a term of two years and provides for an annual base salary of US$120,000, with a possibility of an additional annual bonus based on revenues of CBL Global and its subsidiaries.

Mr. Kennedy was the founder and co-principal of the CBL companies (Australia and United States) acquired by us in October 2002. Mr. Kennedy has had over four decades of extensive experience in a wide range of operational, project and administrative positions in a number of industries. Prior to commencing his own knowledge transfer business in 1999, his most recent appointments were Manager Training with BHP Coal (1991 to 1995) and Manager Learning Systems with BHP Minerals (1995
1998). Mr. Kennedy has a Master of Education Degree in Adult and Workplace Education from the Queensland University of Technology, a Bachelor of Business Degree in Human Resource Development and Associate Diploma in Training and Development from SACAE, now the University of South Australia.

Mr. Scammell joined the CBL Companies (Australia and United States) as co-principal in 2000 following an extensive 30-year international career in Human Resources Management and Minerals Marketing with BHP, a leading global natural resources corporation. His assignments in Australia, the United Kingdom and the United States provided Mr. Scammell with senior management experience spanning the Americas, Asia Pacific, Europe, Africa and the Middle East, with primary responsibility for directing workplace learning initiatives involving mining operations, stakeholders and business issues in more than thirty countries. Mr. Scammell holds a Law Degree from the University of Adelaide and is admitted to the Supreme Court of South Australia as a Practitioner.

     Directors and Executive Officers of the Company
     -----------------------------------------------
     The following table sets for the names, ages and titles of the executive officers and directors of the Company.

     Name                     Age       Position
     ----                     ----      ---------
     Douglas D. Cole          46        Chief Executive Officer and
                                        Director
     Edward P. Mooney         43        President and Director

     William D. Jobe          64        Director


Certain biographical information pertaining to the above-named officers and directors is set forth below.

Douglas Cole. Mr. Cole has been a director of the Company since January 2002 and has served as Chief Executive Officer since June 2002. For the past twenty-four years, Mr. Cole has worked in the information technology industry, with a focus on sales and marketing. He has successfully completed numerous acquisitions and strategic partnerships with various companies. He has served as a director of USA Broadband, Inc., a publicly-traded company specializing in delivery of digital video and television programming, since October 2001 and served as Interim President of its operating subsidiary Cable Concepts, Inc., from November 2001 to April
2002.   From August 1998 to June 2000, Mr. Cole served as a director of
RateXchange Corp. and as a director of two of RateXchange's subsidiaries, RateXchange I, Inc. and PolarCap, Inc. He served as Chairman, Chief Executive Officer, President and Principal Accounting Officer of RateXchange from April 1999 to February 2000. He served as the Chief Executive Officer of PolarCap, Inc. from its inception until August 1998. From 1995 to 1996, Mr. Cole served as President and Chief Executive Officer of Starpress, Inc. after Great Bear Technology Company, a publicly held California company, acquired Starpress. He served as President and Chief Executive Officer of Great Bear from 1993 through 1996.

Edward Mooney. Mr. Mooney has been a director of the Company since January 2002 and agreed to serve as our President, commencing October 1, 2002. Mr. Mooney has nearly 20 years experience in corporate development, corporate finance, and financial research and analysis. He has previously served as a director and officer of USA Broadband, Inc. since April 2001. He currently serves as interim chief executive officer of USA Broadband during a transition phase related to the merger of USA Broadband and Las Americas Broadband, Inc., another publicly-traded company. Upon completion of the merger, he will serve as a director. During this transition phase, Mr. Mooney will devote a diminishing portion of his time to USA Broadband. Prior thereto, Mr. Mooney was self-employed as a corporate development consultant. Mr. Mooney served as Executive Vice President (April 1999 to April 2000) and director (November 1998 to April 2000) of RateXchange Corporation. Mr. Mooney has also served as President (September 1996 to April 1997) and as a director (September 1996 to May 1998) of WorldPort Communications, Inc. From September 1993 to November 1998, Mr. Mooney was an analyst for Maroon Bells Capital Partners, Inc. Additionally, since 1998, Mr. Mooney has provided consulting services to financial advisory firms including Maroon Bells Capital, LLC, Maroon Bells Capital Partners, Inc., Kings Peak Capital, and Kings Peak Advisors. Mr. Mooney presently also serves as a director of Category 5 Technologies, Inc. pending the merger of Category 5 and MindArrow, Inc. He has served as an officer and director of numerous private and public companies, and has a professional background in economic research and analysis. Mr. Mooney holds a Masters Degree in Education (Educational Technology and Instructional Media) and a Bachelors Degree in Geography.

William Jobe. Mr. Jobe has been a director of the Company since January 2002. He has been a private venture capitalist and computer, communications and software industry advisor since 1991. From June 1990 to July 1991, he was President of MIPS Technology Development in Sunnyvale, CA. From 1987 to 1990 he was Executive Vice President of MIPS Computer Systems, Inc. Prior to MIPS, Mr. Jobe spent three years as a general partner with Chatham Venture Corp., a venture capital firm investing in the computer, software and telecommunications field. Prior to Chatham Venture, he was President of Plexus Computers and was the initial Vice President of Marketing and Sales at VMX, Inc., the investor and initial voicemail company. In September 1968, Mr. Jobe joined Data General Corporation when there were only ten employees. He sold their first computer and was with the company for 13 years, seeing sales grow to $735,000,000. His last two positions with Data General were Vice President, North American Sales and

Vice President and General Manager of the worldwide General Distribution Division. Mr. Jobe has been on the Board of Directors of a number of high technology companies and has served as Chairman of three companies. He has also filled in as interim C.E.O. on two occasions and as Interim Vice President of Marketing and Sales once. Several of these companies have had their initial public offerings including Sandisk, Great Bear Technology, Qualix Group and Viewcast.com. Since it's inception in 1996, he has been on the Board of PremiseNet, Inc. of Richardson, TX, a company started by Gordon Matthews, the inventor of voicemail. He received his BSME and MSME from Texas A&M University and his PMD from Harvard Business School.

     Executive Compensation
     ----------------------
     As of August 12, 2002, the Company formalized an employment agreement that provides for the employment of Doug Cole as the Company's chief executive officer at an annual salary of $180,000, or such higher rate as the Company's board of directors may determine. Mr. Cole has served as acting chief executive officer of the Company since April 1, 2002. The agreement, which has a two-year term from August 12, 2002, is automatically renewable for a further 12-month period, unless earlier terminated. In addition to his salary, Mr. Cole is entitled to $1000 per month for automobile reimbursement and various other benefits. The agreement acknowledged that the Company was indebted to Mr. Cole in the amount of $45,000, representing his accrued salary during the period April 1, 2002 to August 12, 2002 while serving as acting chief executive officer.

     Effective October 1, 2002, the Company also entered into an employment agreement with Edward Mooney on substantially similar terms to the agreement with Mr. Cole, pursuant to which Mr. Mooney agreed to serve as the Company's president.

     Stock Ownership of Certain Beneficial Owners and Management
     -----------------------------------------------------------

     The following table sets forth certain information as of October 2, 2002 regarding current beneficial ownership of the shares of the Company's common stock by (i) each person known by the Company to own more than 5% of the Company's outstanding shares of common stock, (ii) each of the executive officers and directors of the Company and CBL Global, and (iii) all of the executive officers and directors of the Company and CBL Global as a group. Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown. The information presented is based on 5,319,744 outstanding shares of common stock as of October 1, 2002. Unless as otherwise indicated, the address for each of the following persons is 2526 Durant Avenue, Berkeley, California 94704.


Name and                       Number      Number           Total       Percent of
Address of                     of          of               Beneficial  Class
Beneficial                     Shares      Options          Ownership   Beneficially
Owner                          Owned       (1)              (2)         Owned
-----------------------------  ----------- ---------------  ----------  ------------
Douglas D. Cole
Chief Executive Officer and
Director                       500,000     2,937,500 (3)    3,437,500   41.6

Edward P. Mooney
President and Director         500,000     2,937,500 (3)    3,437,500   41.6

                                          14

Name and                       Number      Number           Total       Percent of
Address of                     of          of               Beneficial  Class
Beneficial                     Shares      Options          Ownership   Beneficially
Owner                          Owned       (1)              (2)         Owned
-----------------------------  ----------- ---------------  ----------  ------------
William Jobe
P.O. Box 6509
Snowmass, Colorado 81615
Director                       200,000          -           200,000     3.8

Brian Kennedy
5% Shareholder
President, CBL Global Corp     1,545,000   257,500 (4)      1,802,500   32.3

R. Stephen Scammell
5% Shareholder
Executive VP,
CBL Global Corp                1,455,000   242,500 (4)      1,697,500   30.5

European American Securities
1 Regent Street
London SW1Y 4NS
5% Beneficial Owner                 -      400,000 (6)      400,000     6.9

Elmwood Capital LLC (5)
5% Shareholder
237 Park Avenue
9th Floor
New York, NY 10017             300,000          -           300,000     5.6

Kings Peak LLC
1338 South Foothill Drive,
Suite 171
Salt Lake City, Utah 84108
5% Shareholder                      -      2,337,500 (8)    2,337,500   30.5

All executive officers and
directors of the Company
and of CBL Global Corp.
as a group
(3 persons)                    1,200,000   5,875,000 (3)    7,075,000   63.2

(1)  Reflects warrants, options or other convertible securities that will be exercisable, convertible or vested, as the case may be, as of November 30, 2002.

(2)  Beneficial ownership is determined in accordance with the rules of the
     Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days following October 1, 2002 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite such stockholder's name.

(3)  Includes 600,000 shares issuable upon conversion of a convertible note and an aggregate of 2,337,500 shares issuable to Kings Peak Advisors LLC, a Utah limited liability company ("KPA"), pursuant to a consulting agreement and convertible notes and warrants.  Mr. Cole and Mr. Mooney each own a 33-1/3%
     interest in KPA, and each disclaim beneficial ownership of 2/3 of the shares in the Company that are issuable to KPA.  See "Related Party Transactions."
                                          15


(4)  Issuable upon conversion of notes issued in connection with the CBL
     Transactions.

(5)  None of the principals of Elmwood Capital LLC are officers or directors of the
     Company.

(6)  Issuable upon conversion of a portion of a promissory note with rights of conversion that were acquired upon assignment of the Debt Conversion Agreement discussed below in the section entitle "Related Party Transactions".

(7) Includes 62,500 shares issuable upon conversion of the Bridge Financing Notes and exercise of the Bridge Financing Warrants.

     Related Party Transactions
     --------------------------

     As part of its reorganization, the Company has entered into several agreements that involve related parties. Each of the agreements described below were negotiated by parties related to the Company who had a financial interest in the transactions contemplated by the agreements.

     As was previously disclosed in our quarterly report on Form 10-QSB filed on August 21, 2002, as of August 8, 2002, the Company formalized a Debt Conversion Agreement with Global Marketing Associates, Inc. ("GMA"), holder of a convertible promissory note in the principal amount of $166,963, pursuant to which the principal amount of the note, along with accrued interest thereon, is convertible, under certain conditions, into 3,200,000 shares of the Company's common stock. The convertible note was originally issued by the Company in November 2000 to its former attorneys and was subsequently acquired by Pacific Management Services, Inc., who assigned the note to GMA. The Debt Conversion Agreement provides that the conversion can be effected only after the Company completes an acquisition of a new business opportunity. In addition, fifty percent of the shares issuable upon the conversion of the note will be subject to a two-year lock-up provision that restricts transfer of such shares without prior written consent of the Company's board of directors. GMA subsequently assigned the right to acquire 2,600,000 of the 3,200,000 shares of common stock into which the note is convertible, to several persons, including Douglas Cole and Edward Mooney, who are officers and directors of the Company. Pursuant to the assignment, Messrs. Cole and Mooney have each acquired the right to acquire 600,000 shares of common stock into which the note is convertible.

     As was previously disclosed in our quarterly report on Form 10-QSB filed on August 21, 2002, as of July 15, 2002, the Company entered in an Advisory Agreement with Kings Peak Advisors, LLC, a Utah limited liability company ("KPA"), to provide general corporate, financial, business development and investment advisory services on a non-exclusive basis to the Company. These services will include assisting the Company to identify placement agents, underwriters, lenders and other sources of financing, as well as additional qualified independent directors and members of management. KPA is a private company whose principals are Edward Mooney, Douglas Cole, and Theodore Swindells. Mr. Mooney and Mr. Cole are directors of the Company, and Mr. Cole is an officer of the Company.

     The Advisory Agreement provides that KPA will be compensated for its various advisory services to the Company as follows: (i) for general corporate advisory services, an initial retainer of $25,000 and a fee of $20,000 per month throughout the term of the agreement, which monthly fee amount is payable, at KPA's option, in common stock of the Company at a price per share equal to $0.025; (ii) for financial advisory services, a

                                     16


fee based on 10% of the gross proceeds of any equity financings and/or 1.5% of any gross proceeds of debt financings that are completed by underwriters or placement agents introduced to the Company by KPA, as well as any fees which may be due to KPA for its assistance in identifying prospective investors to the Company pursuant to terms and conditions of offering memoranda issued by the Company; (iii) for merger and acquisition services involving a transaction resulting from a contact provided by KPA, a sliding fee based on a percentage of the value of the transaction, subject to an additional $100,000 bonus in the event the transaction is valued at $3,000,000 or more; (iv) in respect of general business development advisory services, a fee to be negotiated between the Company and KPA based upon certain agreed-upon fee parameters between the parties; and (v) in respect of debt, credit or leasing facilities, a fee to be negotiated between the Company and KPA on a case-by-case basis. In addition to its fees under the Advisory Agreement, KPA is entitled to reimbursement for reasonable out-of-pocket travel expenses.

     The term of the Advisory Agreement runs from August 8, 2002 to August 7, 2004, subject to automatic renewal for an additional 12-month period. The Company has acknowledged that it is indebted to KPA for prior services rendered since April 1, 2002 in the amount of $30,000, up to 50% of which amount is payable, at KPA's option, in common stock of the Company at a price per share of $0.025. The total number of shares of the Company's common stock issuable to KPA under the Advisory Agreement may not exceed 4,400,000 shares.

     In addition, during the period June to August 2002, KPA advanced the Company $55,000 by way of bridge loans and was a party to the Note and Warrant Purchase Agreement described above under "Item 1. Changes in
Control of Registrant   Additional Transactions."

Item 5.  Other Events
          None.

Item 7.  Financial Statements and Exhibits.

     (a)  Financial Statements
          --------------------

          It is impracticable for the Company to provide the required historical financial statements of CBL-CAL, CBL-AU and ACN at the time this report on Form 8-K is filed. The Company proposes to file the required financial statements as soon as they are available. The Company expects that it will file the required financial statements no later than 60 days after the date on which this report on Form 8-K is required to be filed.

     (b)  Pro Forma Financial Information
          -------------------------------
          It is impracticable for the Company to provide the required historical financial statements of CBL-CAL, CBL-AU and ACN at the time this report on Form 8-K is filed. The Company proposes to file the required financial statements as soon as they are available. The Company expects that it will file the required financial statements no later than 60 days after the date on which this report on Form 8-K is required to be filed.

     (c)       Exhibits.
               ---------

                                     17


       10.1 Agreement and Plan of Reorganization dated as of October 1, 2002, among the Company, Competency Based Learning, Inc. and CBL Acquisition Corp.

       10.2 Securities Purchase Agreement dated as of October 1, 2002 between CBL Acquisition Corp. and Brian Kennedy, relating to shares of Competency Based Learning, Pty. Ltd ACN 084 763 780.

       10.3 Securities Purchase Agreement dated as of October 1, 2002 by and among CBL Acquisition Corp. and Brian Kennedy and Robert Stephen Scammell, relating to shares of ACN 082 126 Pty. Ltd.

       10.4 Escrow Agreement dated as of October 1, 2002 by and among the Company, CBL Acquisition Corp., Robert Stephen Scammell, Brian Patrick Kennedy and Heritage Bank of Commerce.

       10.5 Convertible Promissory Note in the principal amount of $485,000 dated October 1, 2002 issued by CBL Acquisition Corp. to Robert Stephen Scammell.

       10.6 Convertible Promissory Note in the principal amount of $515,000 dated October 1, 2002 issued by CBL Acquisition Corp. to Brian Kennedy.

       10.7 Promissory Note in the principal amount of US$198,079.12 dated October 1, 2002 issued by CBL Acquisition Corp. to Robert Stephen Scammell.

       10.8 Promissory Note in the principal amount of AUD$36,100.80 dated October 1, 2002 issued by CBL Acquisition Corp. to Brian Kennedy.

       10.9 Employment Agreement dated as of September 1, 2002 between CBL Acquisition Corp. and Robert Stephen Scammell.

       10.10 Employment Agreement dated as of September 1, 2002 between CBL Acquisition Corp. and Brian Kennedy.

       10.11 Security Agreement dated as of October 1, 2002 by and between CBL Acquisition Corp., Robert Stephen Scammell and Trinity Companies, Inc.

       10.12 Form of Deed of Charge executed as of October 1, 2002 by Competency Based Learning Pty Ltd.

       10.13 Form of Guarantee and Indemnity executed as of October 1, 2002 by Competency Based Learning Pty Ltd.

       10.14 Form of Guarantee and Indemnity executed as of October 1, 2002 by ACN 082 126 Pty. Ltd.

       10.15 Form of Stock Purchase Agreement entered into as of October 1, 2002 between Trinity Companies, Inc., and each of its directors.

                                     18


       10.16 Note and Warrant Purchase Agreement dated as of August 20, 2002 between Trinity Companies and various purchasers.

       10.17 Form of Convertible Promissory Note issued pursuant to the Note and Warrant Purchase Agreement dated as of August 20, 2002.

       10.18 Form of Warrant issued pursuant to the Note and Warrant Purchase Agreement dated as of August 20, 2002.




                                 SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TRINITY COMPANIES, INC.
Date: October 16, 2002        By: /s/  Douglas Cole
      ----------------                 ------------------------------
                              Douglas Cole, Chief Executive Officer












                                     19